UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

Square, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1455 Market Street, Suite 600

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On November 9, 2020, Square, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers (the “Initial Purchasers”), to issue and sell $500 million aggregate principal amount of 0% Convertible Senior Notes due May 1, 2026 (the “2026 Notes”) and $500 million aggregate principal amount of 0.25% Convertible Senior Notes due November 1, 2027 (the “2027 Notes” and, together with the 2026 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers 30-day options to purchase up to an additional $75 million aggregate principal amount of 2026 Notes and up to an additional $75 million aggregate principal amount of 2027 Notes on the same terms and conditions to cover over-allotments, if any.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

On November 9, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Convertible Note Hedge Transactions”) with respect to the Company’s Class A common stock, par value $0.0000001 per share (the “Class A Common Stock”), with each of Citibank, N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, Goldman Sachs & Co. LLC, and Barclays Bank PLC (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $164.3 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions collectively cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 3.34 million shares of Class A Common Stock, the same number of shares underlying the Notes, at an applicable strike price that initially corresponds to the applicable initial conversion price of the Notes, and are exercisable upon conversion of the relevant series of Notes. The Convertible Note Hedge Transactions will expire upon the relevant maturity date of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Class A Common Stock upon conversion of the relevant series of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, in the event that the market price per share of the Class A Common Stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the applicable strike price of those Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by reference to the copies of the forms of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on November 9, 2020, the Company separately entered into privately negotiated warrant transactions, whereby the Company sold to the Counterparties warrants expiring in 2026 (the “2026 Warrants”) and warrants expiring in 2027 (the “2027 Warrants” and collectively with the 2026 Warrants, the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 3.34 million shares of the Class A Common Stock at an initial strike price of approximately $368.16 per share, in the case of the 2026 Warrants, and approximately $414.18 per share, in the case of the 2027 Warrants, which represents a premium of approximately 100% and 125%, respectively, over the last reported sale price of the Class A Common Stock of $184.08 on November 9, 2020. The Company received aggregate proceeds of approximately $115.3 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market price per share of the Class A Common Stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants, the Warrants could have a dilutive effect, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Warrants is qualified in its entirety by reference to the copies of the forms of confirmation for the 2026 Warrants attached as Exhibit 10.4 and the 2027 Warrants attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amendment to Revolving Credit Agreement

The Company entered into the Second Amendment to Revolving Credit Agreement, dated as of November 9, 2020, among the Company, the lenders that are a party thereto, and Goldman Sachs Bank USA, as administrative agent (the “Amendment”). The Amendment amends the Revolving Credit Agreement, dated as of May 1, 2020, among the Company, the lenders that are a party thereto, and Goldman Sachs Bank USA, as administrative agent (as amended, modified, or supplemented, the “Credit Agreement”) to permit the Company to issue additional convertible senior unsecured notes.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Initial Purchasers and lenders under the Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the offering of Notes and the Credit Agreement. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On November 9, 2020, the Company issued a press release announcing its intention to offer $500 million aggregate principal amount of 2026 Notes and $500 million aggregate principal amount of 2027 Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 10, 2020, the Company issued a press release announcing the pricing of its offering of $500 million aggregate principal amount of 2026 Notes and $500 million aggregate principal amount of 2027 Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated November 9, 2020, by and between Square, Inc. and Goldman Sachs & Co. LLC.

10.2	Form of Convertible Note Hedge Confirmation (2026 Notes).

10.3	Form of Convertible Note Hedge Confirmation (2027 Notes).

10.4	Form of 2026 Warrant Confirmation.

10.5	Form of 2027 Warrant Confirmation.

10.6	Second Amendment to Revolving Credit Agreement, dated as of November 9, 2020, among Square, Inc., the lenders party thereto, and Goldman Sachs Bank USA, as Administrative Agent.

99.1	Press Release, dated November 9, 2020.

99.2	Press Release, dated November 10, 2020.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE, INC.

Date: November 10, 2020	By:	/s/ Sivan Whiteley
Sivan Whiteley General Counsel and Corporate Secretary